                     Tokheim Corporation and Subsidiaries
                       Exhibit (11) - Earnings Per Share
       For the three and six month periods ended May 31, 1999 and 1998.


Basic earnings per share ("EPS") is calculated based on earnings (loss) available to common shareholders and the weighted average number of common stock shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock equivalents such as stock issued pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

The following table presents information necessary to calculate EPS for the three and six month periods ended May 31, 1999 and 1998.


                                                                                 Basic                     Basic
                                                                         -----------------------   -----------------------
                                                                           Three Months Ended         Six Months Ended
                                                                         -----------------------   -----------------------
                                                                           May 31,      May 31,      May 31,      May 31,
                                                                            1999         1998         1999         1998
                                                                         ----------   ----------   ----------   ----------
Shares outstanding (in thousands):
     Weighted average outstanding.....................................      15,196       11,884       14,373       10,087
                                                                         =========    =========    =========    =========

Net earnings (loss):
     Before extraordinary item........................................  $   (4,998)  $    2,427   $  (19,174)  $   (3,178)
     Extraordinary loss on debt extinguishment........................          --       (4,965)      (6,249)      (4,965)
                                                                         ----------   ----------   ----------   ----------
     Net loss.........................................................      (4,998)      (2,538)     (25,423)      (8,143)
     Preferred stock dividends........................................        (374)        (370)        (747)        (744)
                                                                         ----------   ----------   ----------   ----------
     Loss applicable to common stock..................................  $   (5,372)  $   (2,908)  $  (26,170)  $   (8,887)
                                                                          =========    =========    =========    =========

Net earnings (loss) per common share:
     Before extraordinary item........................................  $    (0.35)  $     0.17   $    (1.39)  $    (0.39)
     Extraordinary loss on debt extinguishment........................          --        (0.42)       (0.43)       (0.49)
                                                                         ----------   ----------   ----------   ----------
     Net earnings loss................................................  $    (0.35)  $    (0.25)  $    (1.82)  $    (0.88)
                                                                         ==========   ==========   ==========   ==========

For financial reporting purposes, the loss per share, assuming full dilution, is considered to be the same as basic since the effect of the common stock equivalents would be antidilutive.

                                                                                 Diluted                   Diluted
                                                                         -----------------------   -----------------------
                                                                           Three Months Ended         Six Months Ended
                                                                         -----------------------   -----------------------
                                                                           May 31,      May 31,      May 31,      May 31,
                                                                            1999         1998         1999         1998
                                                                         ----------   ----------   ----------   ----------
Shares outstanding (in thousands):
   Weighted average outstanding.......................................      15,196       11,884       14,373       10,087
   Share equivalents..................................................          15          229           25          246
   Weighted conversion of preferred stock.............................         787          768          787          768
                                                                         ----------   ----------   ----------   ----------
   Adjusted outstanding...............................................      15,998       12,881       15,185       11,101
                                                                          =========    =========    =========    =========

Net earnings (loss):
     Before extraordinary item........................................    $ (4,998)    $  2,427   $  (19,174)  $   (3,178)
     Extraordinary loss on debt extinguishment........................          --       (4,965)      (6,249)      (4,965)
                                                                         ----------   ----------   ----------   ----------
     Net loss.........................................................      (4,998)      (2,538)     (25,423)      (8,143)
     Incremental RSP expense..........................................        (374)        (370)        (747)        (744)
                                                                         ----------   ----------   ----------   ----------
     Loss applicable to common stock..................................  $   (5,372)  $   (2,908)  $  (26,170)  $   (8,887)
                                                                          =========    =========    =========    =========

Net earnings (loss) per common share:
     Before extraordinary item........................................  $    (0.34)  $     0.16   $    (1.31)  $    (0.35)
     Extraordinary loss on debt extinguishment........................          --        (0.39)       (0.41)       (0.45)
                                                                         ----------   ----------   ----------   ----------
     Net loss.........................................................  $    (0.34)  $    (0.23)  $    (1.72)  $    (0.80)
                                                                          =========    =========    =========    =========